    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 1999

                                                      REGISTRATION NO. 333-86433
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 10
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                AGENCY.COM LTD.
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                  7379                                 13-3808969
   (State or Other Jurisdiction of           (Primary Standard Industrial          (I.R.S. Employer Identification
    Incorporation or Organization)           Classification Code Number)                       Number)

                            ------------------------

                            665 BROADWAY, 9TH FLOOR
                            NEW YORK, NEW YORK 10012
                                 (212) 358-8220
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                         ------------------------------

                                  MR. CHAN SUH
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                AGENCY.COM LTD.
                            665 BROADWAY, 9TH FLOOR
                            NEW YORK, NEW YORK 10012
                                 (212) 358-8220
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                         ------------------------------

                                   Copies to:

            ALEXANDER D. LYNCH, ESQ.                            KEITH F. HIGGINS, ESQ.
             SCOTT L. KAUFMAN, ESQ.                             JANE D. GOLDSTEIN, ESQ.
         BROBECK, PHLEGER & HARRISON LLP                             ROPES & GRAY
           1633 BROADWAY, 47(TH) FLOOR                          ONE INTERNATIONAL PLACE
            NEW YORK, NEW YORK 10019                          BOSTON, MASSACHUSETTS 02110
                 (212) 581-1600                                     (617) 951-7000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________________________________________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________________________________________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                              AMOUNT TO
                                                               BE PAID
                                                              ----------
SEC registration fee........................................  $   22,635
NASD filing fee.............................................      14,070
Nasdaq National Market listing fee..........................      95,000
Legal fees and expenses.....................................     500,000
Accounting fees and expenses................................   1,500,000
Printing and engraving......................................     300,000
Blue sky fees and expenses (including legal fees)...........      15,000
Transfer Agent and Registrar fees and expenses..............      15,000
Miscellaneous...............................................      38,295
                                                              ----------
  Total.....................................................  $2,500,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant's Amended and Restated Certificate of Incorporation in effect as of the date hereof (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has applied for liability insurance for its officers and directors.

    Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or
(iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

    At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The Registrant has sold and issued the following securities since July 1, 1996:

    In July 1998, as a result of Online Magic acquisition, the Registrant issued an aggregate of 745,185 shares of its common stock in exchange for all of the outstanding shares of Online Magic to Eamonn Wilmott and Andrew Hobsbawm, of which 246,750 shares are being held in escrow pending financial results for 1999. Such shares of common stock were sold in reliance upon an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

    In July 1997, the Registrant acquired 51% of the outstanding shares of Spiral Media, Inc. In July 1998, the Registrant acquired the remaining 49% of Spiral Media that it did not own. In connection with these purchases, the Registrant issued an aggregate of 480,625 shares of its common stock in exchange for all outstanding shares of Spiral Media to Arthur Williams, Mitchell Golden, Bradford Justus, Thomas Lanzetta, Ralph Seaman, Eric Vallinsky and Pall Walton. Such shares of common stock were sold in reliance upon an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

    In April 1999, Interactive Solutions Incorporation merged with and into the Registrant (the "Interactive Solutions Merger"), the Registrant issued an aggregate of 1,568,070 shares of common stock in exchange for all outstanding shares of Interactive Solutions to Lawrence Krakauer, Andrew Kerr, Jeffrey Richman, Michael Benyo, John Morgan, Barry Goldberg, David Janowski, Jerry Newmark, Priya Ramanathan, James Ronan, David Seitelmen, Lee Tuttle, Ting Tang Wu and Betsy January, Christian Leland, Thomas Rohrer, Chan Suh, Kyle Shannon, Kenneth Trush, Eamonn Wilmott, Janet Ambrosi Wertman, David Krunnfusz, Arthur Williams, Andrew Hobsbawm, Aaron Sugarman, Rosemary Haefner, Monica Fried and Peter Kestenbaum. In addition, in connection with the mergers, the Registrant issued to Communicade, 2,596,452 shares of common stock. Communicade also received a 20-year warrant to purchase 3,071,248 shares of the Registrant's common stock at an exercise price of $0.005 per share. Such shares of common stock were sold in reliance upon an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. In connection with the Interactive Solutions Merger, the Registrant assumed the Quadris Consulting 1998 Equity Incentive Plan and 743,966 outstanding options thereunder and the Interactive Solutions Incorporated 1996 Stock Option Plan and 662,412 outstanding options thereunder.

    In April 1999, Eagle River Interactive merged with and into the Registrant (the "Eagle River Merger"), the Registrant issued an aggregate of 80,690 shares of common stock to Kevin Rowe and 3,659,548 shares of common stock to Omnicom and a 20-year warrant to purchase 4,328,752 shares of the Registrant's common stock at an exercise price of $0.005 per share. Such shares of common stock were sold in reliance upon an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

    In August 1999, Twinspark Interactive People B.V. merged with and into the Registrant (the "Twinspark Merger"). As a result of the Twinspark Merger, the Registrant issued 1,047,226 shares of its common stock to Topics Interactive Factory B.V. and 10,000 shares of its common stock to former employees of Twinspark Interactive in exchange for all outstanding shares of Twinspark Interactive. Such shares of common stock were sold in reliance upon an exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

    In October 1999, Interactive Traffic, Inc. merged with a wholly-owned subsidiary of the Registrant (the "I-traffic Merger"). In connection with the I-traffic Merger, the Registrant issued 469,320 shares of its common stock to I-traffic's former stockholders, and issued 60,000 shares subject to stock options to I-traffic employees. These securities were sold in reliance on an exemption from registration under the Securities Act pursuant to Section 4(2) thereof or Rule 701 promulgated under the Securities Act. In connection with the I-traffic Merger, the Registrant assumed options exercisable to purchase 160,679 shares of the Registrant's common stock.

    In November 1999, in connection with the Visionik A/S acquisition, the Registrant issued 572,000 shares of common stock. Such securities were sold in reliance upon an exemption from registration under the Securities Act pursuant to Section 4(2) thereof.

    OPTIONS. The Registrant from time to time has granted stock options to employees in reliance upon exemption from registration pursuant to either
(i) Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), or (ii) Rule 701 promulgated under the Securities Act. The following table sets forth certain information regarding such grants:

                                                       NUMBER OF    EXERCISE
                                                        SHARES       PRICES
                                                       ---------   ----------
January 1, 1996 to December 31, 1996.................    101,250        $0.86
January 1, 1997 to December 31, 1997.................    812,010   $0.86-1.21
January 1, 1998 to December 31, 1998.................  1,181,684   $0.41-1.67
January 1, 1999 to present...........................  5,796,080   $0.41-9.35

    No underwriters were involved in connection with the sales of securities referred to in this Item 15.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.

NUMBER                                          DESCRIPTION
------                  ------------------------------------------------------------
 1.1+                   Form of underwriting agreement.

 3.1+                   Amended and restated certificate of incorporation.

 3.2+                   Form of amended and restated certificate of incorporation to be in effect upon the closing of the offering.

 3.3+                   By-laws.

 3.4+ Form of amended and restated by-laws to be in effect upon the closing of this offering.

 4.1+                   Specimen common stock certificate.

 4.2+                   See Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions of the
                        Certificate of Incorporation and By-laws of the Registrant defining the rights of holders of Common Stock of the Registrant.

 5.1+                   Opinion of Brobeck, Phleger & Harrison LLP.

10.1+ 1999 Stock Option/Stock Issuance Plan (as Amended Restated on October 13, 1999).

10.2+                   Interactive Solutions Incorporated 1996 Stock Option Plan.

10.3+                   1998 Quadris Consulting, Inc. Equity Incentive Plan.

10.4+                   Employment Agreement, dated April 28, 1999, by and between
                        Chan Suh and the Registrant.

10.5+                   Employment Agreement, dated April 28, 1999, by and between
                        Kyle Shannon and the Registrant.

10.6+                   Employment Agreement, dated April 28, 1999, by and between
                        Kevin Rowe and the Registrant.

10.7+                   Employment Agreement, dated April 28, 1999, by and between
                        Kenneth Trush and the Registrant.

10.8+                   Employment Agreement, dated April 28, 1999, by and between
                        Eamonn Wilmott and the Registrant.

10.9+                   Employment Agreement, dated April 28, 1999, by and between
                        Lawrence Krakauer and the Registrant.

10.10+                  Employment Agreement, dated April 28, 1999, by and between
                        Janet Ambrosi Wertman and the Registrant.

10.11+ Restricted Stock Agreement, dated April 16, 1999, by and between Kevin Rowe and the Registrant.

10.12+                  Credit Agreement dated as of November 4, 1999 between
                        Omnicom Finance Inc. and the Registrant and Subsidiary
                        Guarantors.

10.13+ Agreement and Plan of Merger, dated April 28, 1999, by and between Interactive Solutions Incorporated and Quadris
                        Consulting, Inc.

10.14+ Agreement and Plan of Merger, dated April 28, 1999, by and between Interactive Solutions Incorporated and the Registrant.

NUMBER                                          DESCRIPTION
------                  ------------------------------------------------------------
10.15+                  Agreement and Plan of Merger, dated April 28, 1999, by and between Eagle River Interactive Inc. and the Registrant.

10.16+                  Agreement, dated April 27, 1999, by and between Jeffrey
                        Rayport and the Registrant.

10.17+                  Stock Purchase Agreement, dated July 23, 1999, by and
                        between Topics Interactive Factory B.V. and the Registrant, as amended.

10.18+ Registration Rights Agreement, dated November 23, 1999, by and among the Registrant and Omnicom.

10.19+                  Employment Agreement, dated October 28, 1999, by and between
                        Charles Dickson and the Registrant.

10.20+                  Agreement and Plan of Merger, dated October 21, 1999, by and among the Registrant ITI Acquisition Inc., Interactive
                        Traffic, Inc., and the Stockholders listed therein.

10.21+ Acquisition Agreement, dated October 23, 1999, by and between the Registrant and the Stockholders listed therein and In-Com.

10.22+                  Stock Exchange Agreement, dated November 3, 1999, by and
                        between the Registrant and Visionik Holding ApS, Associated
                        Management Services A/S and Jrgen Lembke and Sren
                        Hougaard-Hansen.

10.23+                  1999 Employee Stock Purchase Plan.

10.24+ Consulting Agreement, dated November 22, 1999, by and between Thomas DeLong and the Registrant.

10.25++                 Warrant Agreement, dated November 24, 1999, by and between
                        Omnicom Group Inc. and the Registrant.

10.26+                  Warrant Agreement, as amended, dated April 28, 1999, by and between Communicade, Inc. and the Registrant (formerly
                        Exhibit 4.4).

10.27+                  Lease, dated April 15, 1999, by and between 20 Place
                        Associates LLC and the Registrant.

11.1+                   Statement re: Supplemental Net Loss Per Share.

16.1+                   Letter from Ernst & Young LLP re Change in Certifying
                        Accountants.

21.1+                   Subsidiaries of the Registrant.

23.1                    Consent of Arthur Andersen LLP--New York, New York.

23.2+                   Consent of Arthur Andersen LLP--Denver, Colorado.

23.3+                   Consent of Arthur Andersen--Rotterdam, The Netherlands.

23.4+                   Consent of PricewaterhouseCoopers LLP.

23.5+                   Consent of Moore Stephens Denmark.

23.6+                   Consent of Brobeck, Phleger & Harrison LLP (included in
                        Exhibit 5.1).

24.1+                   Powers of attorney.

24.2+                   Power of attorney of Charles Dickson.

27.1+                   Financial Data Schedule.

99.1+                   Consent of Director Nominee Jeffrey Rayport (included in
                        Exhibit 10.16).

NUMBER                                          DESCRIPTION
------                  ------------------------------------------------------------
99.2+                   Consent of Director Nominee Thomas DeLong (included in
                        Exhibit 10.24).

------------------------

+   Previously filed.

++  Replaces exhibit previously filed as Exhibit 4.3.

    (b) Financial Statement Schedules.

Schedule II  -- Schedule of Valuation and Qualifying Accounts (AGENCY.COM
             Ltd. and Subsidiaries)

Schedule II  -- Schedule of Valuation and Qualifying Accounts (Eagle
             River Interactive)

Schedule II  -- Schedule of Valuation and Qualifying Accounts (Eagle
             River Interactive Inc.)

Schedule II  -- Schedule of Valuation and Qualifying Accounts
             (Interactive Solutions, Inc. and Subsidiary)

Schedule II  -- Schedule of Valuation and Qualifying Accounts (Twinspark
             Interactive People B.V.)

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 10 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 8th day of December, 1999.


                                                       AGENCY.COM LTD.

                                                       By:  /s/ Kenneth Trush
                                                            -----------------------------------------
                                                            Name: Kenneth Trush
                                                            Title: Executive Vice President, Treasurer
                                                            and Director


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 10 to the Registration Statement has been signed by the following persons in the capacities indicated on December 8, 1999:


                      SIGNATURE                                           TITLE(S)
                      ---------                                           --------
                          *                            President and Chief Executive Officer, and
     -------------------------------------------       Chairman of the Board of Directors
                      Chan Suh                         (principal executive officer)

                          *
     -------------------------------------------       Chief Creative Officer and Director
                    Kyle Shannon

                  /s/ Kenneth Trush
     -------------------------------------------       Executive Vice President, Treasurer and
                    Kenneth Trush                      Director
                          *                            Executive Vice President and Chief Financial
     -------------------------------------------       Officer
                   Charles Dickson                     (principal financial and accounting officer)

                          *
     -------------------------------------------       Director
                Gerald Bruce Redditt

                          *
     -------------------------------------------       Director
                    John D. Wren

*By:                    /s/ Kenneth Trush
             --------------------------------------
                          Kenneth Trush
                        Attorney-in-fact

                               INDEX TO EXHIBITS


NUMBER                                          DESCRIPTION
------                  ------------------------------------------------------------
  1.1+                  Form of underwriting agreement.

  3.1+                  Amended and restated certificate of incorporation.

  3.2+                  Form of amended and restated certificate of incorporation to be in effect upon the closing of the offering.

  3.3+                  By-laws.

  3.4+ Form of amended and restated by-laws to be in effect upon the closing of this offering.

  4.1+                  Specimen common stock certificate.

  4.2+                  See Exhibits 3.1, 3.2, 3.3 and 3.4 for provisions of the
                        Certificate of Incorporation and By-laws of the Registrant defining the rights of holders of Common Stock of the Registrant.

  5.1+                  Opinion of Brobeck, Phleger & Harrison LLP.

 10.1+ 1999 Stock Option/Stock Issuance Plan (as Amended Restated on October 13, 1999).

 10.2+                  Interactive Solutions Incorporated 1996 Stock Option Plan.

 10.3+                  1998 Quadris Consulting, Inc. Equity Incentive Plan.

 10.4+                  Employment Agreement, dated April 28, 1999, by and between
                        Chan Suh and the Registrant.

 10.5+                  Employment Agreement, dated April 28, 1999, by and between
                        Kyle Shannon and the Registrant.

 10.6+                  Employment Agreement, dated April 28, 1999, by and between
                        Kevin Rowe and the Registrant.

 10.7+                  Employment Agreement, dated April 28, 1999, by and between
                        Kenneth Trush and the Registrant.

 10.8+                  Employment Agreement, dated April 28, 1999, by and between
                        Eamonn Wilmott and the Registrant.

 10.9+                  Employment Agreement, dated April 28, 1999, by and between
                        Lawrence Krakauer and the Registrant.

 10.10+                 Employment Agreement, dated April 28, 1999, by and between
                        Janet Ambrosi Wertman and the Registrant.

 10.11+ Restricted Stock Agreement, dated April 16, 1999, by and between Kevin Rowe and the Registrant.

 10.12+                 Credit Agreement dated as of November 4, 1999 between
                        Omnicom Finance Inc. and the Registrant and Subsidiary
                        Guarantors.

 10.13+ Agreement and Plan of Merger, dated April 28, 1999, by and between Interactive Solutions Incorporated and Quadris
                        Consulting, Inc.

 10.14+ Agreement and Plan of Merger, dated April 28, 1999, by and between Interactive Solutions Incorporated and the Registrant.

 10.15+ Agreement and Plan of Merger, dated April 28, 1999, by and between Eagle River Interactive Inc. and the Registrant.

 10.16+                 Agreement, dated April 27, 1999, by and between Jeffrey
                        Rayport and the Registrant.

 10.17+                 Stock Purchase Agreement, dated July 23, 1999, by and
                        between Topics Interactive Factory B.V. and the Registrant, as amended.

NUMBER                                          DESCRIPTION
------                  ------------------------------------------------------------
 10.18+                 Registration Rights Agreement, dated November 23, 1999, by and among the Registrant and Omnicom.

 10.19+                 Employment Agreement, dated October 28, 1999, by and between
                        Charles Dickson and the Registrant.

 10.20+                 Agreement and Plan of Merger, dated October 21, 1999, by and among the Registrant ITI Acquisition Inc., Interactive
                        Traffic, Inc., and the Stockholders listed therein.

 10.21+ Acquisition Agreement, dated October 23, 1999, by and between the Registrant and the Stockholders listed therein and In-Com.

 10.22+                 Stock Exchange Agreement, dated November 3, 1999, by and
                        between the Registrant and Visionik Holding ApS, Associated
                        Management Services A/S and Jrgen Lembke and Sren
                        Hougaard-Hansen.

 10.23+                 1999 Employee Stock Purchase Plan.

 10.24+ Consulting Agreement, dated November 22, 1999, by and between Thomas DeLong and the Registrant.

 10.25++                Warrant Agreement, dated November 24, 1999, by and between
                        Omnicom Group Inc. and the Registrant.

 10.26+                 Warrant Agreement, as amended, dated April 28, 1999, by and between Communicade, Inc. and the Registrant (formerly
                        Exhibit 4.4).

 10.27+                 Lease, dated April 15, 1999, by and between 20 Place
                        Associates LLC and the Registrant.

 11.1+                  Statement re: Supplemental Net Loss Per Share.

 16.1+                  Letter from Ernst & Young LLP re Change in Certifying
                        Accountants.

 21.1+                  Subsidiaries of the Registrant.

 23.1                   Consent of Arthur Andersen LLP--New York, New York.

 23.2+                  Consent of Arthur Andersen LLP--Denver, Colorado.

 23.3+                  Consent of Arthur Andersen--Rotterdam, The Netherlands.

 23.4+                  Consent of PricewaterhouseCoopers LLP.

 23.5+                  Consent of Moore Stephens Denmark.

 23.6+                  Consent of Brobeck, Phleger & Harrison LLP (included in
                        Exhibit 5.1).

 24.1+                  Powers of attorney.

 24.2+                  Power of attorney of Charles Dickson.

 27.1+                  Financial Data Schedule.

 99.1+                  Consent of Director Nominee Jeffrey Rayport (included in
                        Exhibit 10.16).

 99.2+                  Consent of Director Nominee Thomas DeLong (included in
                        Exhibit 10.24).


------------------------

+   Previously filed.

++  Replaces exhibit previously filed as Exhibit 4.3.